1 Exhibit 21.1 HANESBRANDS INC. SUBSIDIARIES AND REGISTERED BRANCHES as of December 31, 2022 UNITED STATES SUBSIDIARIES UNITED STATES Alternative Apparel, Inc. Delaware BA International, L.L.C. Delaware CC Products LLC Delaware Ceibena Del, Inc. Delaware Event 1 LLC Delaware GearCo LLC Delaware GFSI Holdings LLC Delaware GFSI LLC Delaware GTM Retail, Inc. Kansas Hanes El Pedregal Holdings LLC Delaware Hanes Global Holdings U.S. Inc. Delaware Hanes Jiboa Holdings LLC Delaware Hanes Menswear, LLC Delaware Hanesbrands Direct, LLC Colorado Hanesbrands Export Canada LLC Delaware HBI Branded Apparel Enterprises, LLC Delaware HBI International Holdings U.S. Inc. Delaware HBI Playtex Bath LLC Delaware HBI Receivables LLC Delaware HBI Sourcing, LLC Delaware HBI WH Minority Holdings LLC Delaware Inner Self LLC Delaware It’s Greek To Me, Inc. Kansas Jasper-Costa Rica, L.L.C. Delaware Knights Apparel LLC Delaware

2 UNITED STATES Knights Holdco LLC Delaware Maidenform (Bangladesh) LLC Delaware Maidenform (Indonesia) LLC Delaware Maidenform Brands LLC Delaware Maidenform International LLC Delaware Maidenform LLC Delaware MF Retail LLC Delaware Playtex Dorado, LLC Delaware Playtex Industries, Inc. Delaware Playtex Marketing Corporation (50% owned) Delaware Seamless Textiles, LLC Delaware

3 INTERNATIONAL SUBSIDIARIES INTERNATIONAL Bali Dominicana Inc. Panama Bali Dominicana Textiles S.A. Panama Bali Dominicana Textiles S.A. Dominican Republic Branch Dominican Republic BNT Holdco Pty Limited Australia Bras N Things Hong Kong Limited Hong Kong Bras N Things New Zealand Limited New Zealand Bras N Things Pty Ltd Australia Bras N Things South Africa (Pty) Ltd South Africa Canadelle Holding Corporation Limited Canada Canadelle Limited Partnership Canada Cartex Manufacturera S. de R. L. Costa Rica Caysock, Inc. Cayman Islands Caytex, Inc. Cayman Islands Caywear, Inc. Cayman Islands Ceiba Industrial, S. De R.L. Honduras Champion (UK) (Champion Products Europe Limited – UK Branch) United Kingdom Champion Deutschland GmbH Germany Champion Europe S.r.l. Italy Champion Europe S.r.l. – French Innerwear Branch France Champion Europe S.r.l. Greek Branch Greece Champion Europe S.r.l. Sucursal en Espana (Spanish Branch) Spain Champion Europe Services S.r.l. Italy Champion International Trademarks GmbH in liquidation (Champion International Trademarks S.a r.l.) Switzerland Champion Northern Europe (Champion Products Europe Limited – Norwegian Branch) Norway Champion Northern Europe, Branch (Champion Products Europe Limited – Swedish Branch) Sweden Champion Products Benelux (aka Champion Products Europe Dutch Branch) Netherlands

4 INTERNATIONAL Champion Products Europe Limited Ireland Champion Products Europe Limited (French Branch) France Champion Turkey A.S. Turkey Choloma, Inc. Cayman Islands Confecciones Atlantida S. De R.L. Honduras Confecciones del Valle, S. De R.L. Honduras Confecciones El Pedregal Inc. Cayman Islands Confecciones El Pedregal S.A. de C.V. El Salvador Confecciones Jiboa S.A. de C.V. El Salvador Confecciones La Caleta Cayman Islands Confecciones La Caleta Dominican Republic Branch Dominican Republic Confecciones La Herradura S.A. de C.V. El Salvador Confecciones La Libertad, Ltda de C.V. El Salvador Dos Rios Enterprises, Inc. Cayman Islands Dos Rios Enterprises, Inc. Dominican Republic Branch Dominican Republic Game 7 Athletics S.r.l. Italy GFSI LLC – Hong Kong Branch Hong Kong GFSI Southwest, S. de R.L. de C.V. Mexico Hanes (Shanghai) Business Service Co., Ltd. China Hanes (Shanghai) Business Service Co., Ltd. – Dongguan Branch China Hanes Australasia Pty Ltd Australia Hanes Australia Pty Ltd Australia Hanes Brands Incorporated de Costa Rica, S.A. Costa Rica Hanes Caribe, Inc. Cayman Islands Hanes Caribe, Inc. Dominican Republic Branch Dominican Republic Hanes Choloma, S. de R. L. Honduras Hanes Colombia, S.A. Colombia Hanes de Centroamerica S.A. Guatemala Hanes de El Salvador, S.A. de C.V. El Salvador Hanes Dominican, Inc. Cayman Islands

5 INTERNATIONAL Hanes Dominican, Inc. Dominican Republic Branch Dominican Republic Hanes Global Holdings Luxembourg S.a r.l. Luxembourg Hanes Global Holdings Switzerland GmbH Switzerland Hanes Global Supply Chain Philippines, Inc. Philippines Hanes Holdings Asia Limited Hong Kong Hanes Holdings Australasia Pty Ltd Australia Hanes Holdings Hong Kong Limited Hong Kong Hanes Holdings UK Limited United Kingdom Hanes Ink Honduras, S.A. de C.V. Honduras Hanes Innerwear Australia Pty Ltd Australia Hanes IP Bonds Australia Pty Ltd Australia Hanes New Zealand Limited New Zealand Hanes Outsourcing Philippines Inc. Philippines Hanes Panama Inc. Panama Hanes Singapore Pte. Ltd. Singapore Hanes Supply Chain Holdings Switzerland GmbH Switzerland Hanes Supply Chain Holdings Switzerland GmbH – Dominican Republic Branch Dominican Republic Branch Hanes Technology Services Australia Pty Ltd Australia Hanes Trading (Shanghai) Company Ltd China Hanesbrands (HK) Limited Hong Kong Hanesbrands Apparel (Hong Kong) Limited Hong Kong Hanesbrands Apparel India Private Limited India Hanesbrands Argentina S.A. Argentina Hanesbrands Brasil Textil Ltda. Brazil Hanesbrands Canada NS ULC Canada Hanesbrands Caribbean Logistics, Inc. Cayman Islands Hanesbrands Caribbean Logistics, Inc. Dominican Republic Branch Dominican Republic Hanesbrands Chile SpA Chile Hanesbrands Corporate Services (Hong Kong) Limited Hong Kong

6 INTERNATIONAL Hanesbrands Dominicana, Inc. Cayman Islands Hanesbrands Dominicana, Inc. Dominican Republic Branch Dominican Republic Hanesbrands Dos Rios Textiles, Inc. Cayman Islands Hanesbrands Dos Rios Switzerland GmbH Switzerland Hanesbrands Dos Rios Switzerland LLC Dominican Republic Branch Dominican Republic Hanesbrands Dos Rios Textiles, Inc. Dominican Republic Branch Dominican Republic Hanesbrands El Salvador, Ltda. de C.V. El Salvador Hanesbrands Finance Luxembourg S.C.A. Luxembourg Hanesbrands GP Luxembourg S.a r.l. Luxembourg Hanesbrands Holdings (Mauritius) Limited Mauritius Hanesbrands Holdings Singapore Pte. Ltd. Singapore Hanesbrands International (Thailand) Ltd. Thailand Hanesbrands Japan Inc. Japan Hanesbrands Luxembourg Holdings Hong Kong Limited Hong Kong Hanesbrands Philippines Inc. Philippines Hanesbrands ROH Asia Ltd. Thailand Hanesbrands Switzerland Holdings GmbH Switzerland Hanesbrands Vietnam Company Limited Vietnam Hanesbrands Vietnam Hue Company Limited Vietnam HBI Alpha Holdings, Inc. Cayman Islands HBI Beta Holdings, Inc. Cayman Islands HBI Compania de Servicios, S.A. de C.V. El Salvador HBI Holdings Australasia Pty Ltd Australia HBI Holdings Lux S.a r.l. Luxembourg HBI Holdings Switzerland GmbH Switzerland HBI IP Holdings Switzerland GmbH Switzerland HBI Italy Acquisition Co. S.r.l. Italy HBI Manufacturing (Thailand) Ltd. Thailand HBI Servicios Administrativos S. de R.L. Costa Rica HBI Socks de Honduras, S. de R.L. de C.V. Honduras

7 INTERNATIONAL HBI Sourcing Asia Limited Hong Kong HBI Supply Chain Costa Rica, S.R.L. Costa Rica HBI Uno Holdings, Inc. Cayman Islands Industrias El Porvenier, S. de R.L. Honduras Inversiones Bonaventure S.A. de C.V. El Salvador It’s Greek To Me, Inc. Shenzhen Representative Office China J.E. Morgan de Honduras, S.A. Honduras Jasper Honduras, S.A. Honduras Jasper-Salvador, S.A. de C.V. El Salvador Jogbra Honduras, S.A. Honduras Maidenform (Bangladesh) LLC – Bangladesh Liaison Office Bangladesh Manufacturera Ceibena S. de R.L. Honduras Manufacturera Comalapa S.A. de C.V. El Salvador Manufacturera de Cartago, S.R.L. Costa Rica Manufacturera San Pedro Sula, S. de R.L. Honduras MF Brands S.A. de C.V. Mexico MF Supreme Brands de Mexico, S.A. de C.V. Mexico MFB International Holdings S.a r.l. Luxembourg PT Hanes Supply Chain Indonesia Indonesia PT. HBI Sourcing Indonesia Indonesia PTX (D.R.), Inc. Cayman Islands PTX (D.R.), Inc. Dominican Republic Branch Dominican Republic Rinplay S. de R.L. de C.V. Mexico Seamless Puerto Rico, Inc. Puerto Rico Servicios de Soporte Intimate Apparel, S. de R.L. Costa Rica Sheridan Australia Pty Limited Australia Sheridan N.Z. Limited New Zealand Sheridan U.K. Limited United Kingdom Socks Dominicana S.A. Dominican Republic Texlee El Salvador, Ltda. de C.V. El Salvador

8 INTERNATIONAL The Harwood Honduras Companies, S. de R.L. Honduras Universo Sport Immobiliare S.r.l. Italy